Sec. 180.0202                    State of Wisconsin
Wis. Stats.           Department of Financial Institutions

            ARTICLES OF INCORPORATION - STOCK FOR-PROFIT CORPORATION

Executed by the undersigned for the purpose of forming a Wisconsin for-profit corporation under Ch. 180 of the Wisconsin Statutes:

Article 1. Name of the corporation: Midwest Wireless, Inc.
                                    ----------------------

Article 2. The corporation is organized under Ch. 180 of the Wisconsin Statutes.

Article 3. The corporation shall be authorized to issue    9,000     shares.
           (see FEE information in the instructions)    ------------

Article 4. Name of the initial registered agent: Steve Kerscher

Article 5. Street address of the initial  registered
         office:  (The  complete  address, including
         street  and  number,  if assigned,  and ZIP       1545 Sixth Street
         code.  P 0  Box   address  may  be included   -------------------------
         as part of the address, but is insufficient       Green Bay, WI 54304
         alone.)                                       -------------------------


Article 6. Other provisions (OPTIONAL):











________________________________________________________________________________
FILING FEE - $90.00, or more SEE instructions, suggestions, and procedures on following pages.
                                                                          1 of 3

Article 7. Name and complete address of each incorporator.
           ----     ----------------

Steve Kerscher
1531 Western Avenue
Green Bay WI $4303


__________________________                   __________________________
Incorporator's signature                      Incorporator's signature

This document was drafted by             Attorney Jeffrey Jazgar
                             ------------------------------------------------
                              (Name the individual who drafted the document)

>OPTIONAL - Second choice corporate name if first choice is not available:

________________________________________________________________________________

INSTRUCTIONS (Ref. sec. 180.0202 Wis. Stats. for document content)
------------

Submit one original and one exact copy to Dept. of Financial Institutions, P 0 Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $90.00, or more, payable to the, department. (If sent by Express or priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. This document can be made available in alternate formats upon request to qualifying individuals with disabilities. Upon filing, the information in this document, becomes public and might be used for purposes other than that for which it was originally furnished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

Article 1. The name must contain "corporation", "incorporated", "company", or "limited" or the abbreviation "corp.", "inc.", "co." or "ltd." or comparable words or abbreviations in another language. If you wish to provide a second choice name that you would accept if your first choice is not available, enter it in the "Optional" area on page 2.

Article 2. This statement is required by sec. 180.0202(1)(a).

Article 3. Some quantity of shares must be authorized. For the minimum filing fee, up to 9,000 shares may be authorized. If more than one class of shares is authorized, state the designation of each class, and the number of shares of each class that the corporation is authorized to issue.


                                                                          2 of 3

ARTICLES OF INCORPORATION
 Stock, For-Profit Corporation

    Jeffrey Jazgar
    Law Office of Jeffrey Jazgar
    414 East Walnut Street, Suite 260
    Green Bay, WI 54301

Your return address and phone number during the day: ( 920 )  436 -  9366
                                                             ----- -------

INSTRUCTIONS (Continued)
------------

Articles 4 & 5. The corporation must have a registered agent located at a registered office in Wisconsin. The address of the registered office is to describe the physical location where the registered agent maintains their business office. Provide the street number and name, city and ZIP code in Wisconsin. P 0 Box addresses may be included as part of the address, but are insufficient alone. The corporation may not name itself as its own registered agent.

Article 6. This space is provide for insertion of any desired material, such as grant or limit of preemptive rights, or other information not inconsistent with law.

Article  7.  Print  or  typewrite   the  name  and  complete   address  of  each
incorporator. At least one incorporator is required to sign the document, although all incorporators may sign.

If the document is executed in Wisconsin, sec. 182.01(3), Wis. Stats., provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If the document is not executed in Wisconsin, enter that remark.

No certificate of incorporation will be issued. The "FILED" endorsement applied to this document by the Department of Financial Institutions is evidence that the articles of incorporation have been accepted. One or more "Received" endorsements may appear on the document, but do not indicate its acceptance for filing.

This document may declare a delayed effective date. To do so, enter a remark under Article 6: "This document has a delayed effective date of (enter the future date ." The delayed effective date may not be before, or more. than 90 days after, the document is received by the Department of Financial Institutions for filing.

FILING FEE - Minimum fee is $90,00 which is sufficient to authorized 9,000 shares. If the articles authorized the issuance of more than 9,000 shares, provide an additional filing fee equal to 1 cent for each additional share over 9,000. Shares may be, but are not required to be, designated as with or without a par value.

                                                                          3 of 3

                              ARTICLES OF AMENDMENT
                               Stock (for profit)

A. Name of Corporation:  Midwest Wireless Inc.
                       ---------------------------------------------------------
                            (prior to an change effected by this amendment)

   Text of Amendment (Refer to the existing articles of incorporation and instruction A. Determine those items to be changed and set forth below the number indentifying the paragraph being changed and how the amended paragraph is to read.)


         RESOLVED, THAT, the articles of incorporation be amended as follows:

         Article III shall be deleted in its entirety and a new Article III shall be inserted in lieu thereof and shall read as follows:


         The corporation shall be authorized to issue 11,515 shares.




B. Amendment(s) adopted on     November 28, 2000
                           ----------------------------------------------------
                                     (date)

   Indicate the method of adoption by checking the appropriate choice below:

   (  ) In  accordance  with  sec.  180.1002,  Wis.  Stats.  (By  the  Board  of
        Directors)

OR

   ( ) In accordance with sec. 180.1003, Wis. Stats. (By the Board of Directors and Shareholders)

OR

   (XX) In accordance with sec. 180.1005, Wis. Stats. (By Incorporators or Board of Directors, before issuance of shares)

C. Executed on behalf of the corporation on   December 4, 2000
                                            ------------------------------------
                                                 (date)

                                              /s/ Steve Kerscher
                                            ------------------------------------
                                                  (signature)

                                              Steve Kerscher
                                            ------------------------------------
                                                  (printed name)

                                              President
                                            ------------------------------------
                                                  (officer's title)

D.  This document was drafted by    Timothy A. Cisler
                                 -----------------------------------------------
                                        (name of individual required by law)


                          FILING FEE - $40.00 OR MORE
SEE REVERSE for Instructions, Suggestions, Filing Fees and Procedures

ARTICLES 0F AMENDMENT Stock(for profit)



      Timothy A. Cisler
      Schober & Ulatowski, S.C.          << Please indicate where you would like
      P.O. Box 1780                      the  acknowledgement  copy of the filed
      Green Bay, WI 54305-1780           document sent.  Please include complete
                                         name and mailing address.

Your phone number during the day: (920) 432 - 5355
                                   ---  ---   ----
INSTRUCTIONS (Ref.sec. 180.1006 Wis. Stats. for document content)
------------
   Submit one original and one exact copy to Secretary of State, P.O. Box 7846, Madison, Wisconsin, 53707-7846. (If sent Express or Priority U.S. mail, address to 30 W. Mifflin Street, 9th Floor, Madison WI 53703). The original must include an original, manual signature (sec. 180.0120(3)(c), Wis. Stats.). If you have any additional questions, please call the Corporations Division at 608/266-3590.

A. State the name of the corporation (before any changes effected by this amendment) and the text of the amendment(s). The text should recite the resolution adopted (e.g. " RESOLVED, THAT, Article I of the Articles of Incorporation is hereby amended to read as follows... etc")

         If  an  amendment  provides  for  an  exchange,   reclassification   or
         cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark one of the three choices to indicate the method of adoption of the amendment(s).

         By Board of Directors - Refer to sec.180.1002 Wis.Stats. for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

         By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation, See sec. 180.1003 Wis.Stats. for specific information.

         By  Incorporators  or Board of Directors - Before issuance of - See sec
         180.1005 Wis State. for conditions attached to the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer (or incorporator if directors have not yet been elected) of the corporation or the fiduciary if the corporation is in the hands of a receiver, trustee, or other court-appointed fiduciary. At least one copy must bear an original manual signature.

D. If the document is executed in Wisconsin, sec. 14.38(14) Wis. Stats. provides that it shall not be filed unless the name of the drafter (either an individual or a governmental agency) is printed in a legible manner. If document is NOT drafted in Wisconsin, please so state.


FILING FEES
-----------
   Submit the document with a minimum filing fee of $40.00, payable to SECRETARY OF STATE. If the amendment causes an increase in the number of authorized shares, provide an additional fee of 1 cent for each new authorized share. When the document has been filed, and acknowledgement copy stamped "FILED" will be sent to the address indicated above.

Sec. 180.1006                  State of Wisconsin
Wis. Stats.           Department of Financial Institutions


             ARTICLES, OF AMENDMENT - STOCK, FOR-PROFIT CORPORATION

A. The present corporate name (prior to any change effected by this amendment) is:

                             Midwest Wireless, Inc.
--------------------------------------------------------------------------------

Text of Amendment (Refer to the existing articles of incorporation and the instructions on the reverse of this form. Determine those items to be changed and set forth the number identifying the paragraph in the articles of incorporation being changed and how the amended paragraph is to read.)

RESOLVED, THAT the articles of incorporation be amended as follows:

   Article III shall be deleted in its entirety and a new Article III shall be inserted it lieu "hereof and shall read as follows:

   The corporation shall be authorized to issue 11,915 shares.











________________________________________________________________________________

FILING FEE - 40.00, or more SEE instructions, suggestions and procedures on following pages.

DFI/CORP/4(R5/99) Use of this form is voluntary.                          1 of 3

B. Amendment(s) adopted on               March 29, 2001
                           -----------------------------------------------------

(Indicate the method of adoption by checking (X) the appropriate choice below.)

         (   ) In accordance with sec. 180.1002,  Wis.  Stats.  (By the Board of
               Directors)
OR
         (   ) In accordance  with sec. 180.1003, Wis.  Stats.  (By the Board of
               Directors and Shareholders)
OR
         ( X ) In accordance with sec. 180:1005, Wis. Stats: (By Incorporators or Board of Directors, before issuance of shares)


C. Executed on   March 29, 2001
               -----------------------       --------------------------
                     (Date)                          (Signature)

Title: ( X ) President (   ) Secretary
or other officer title                            Steven P. Kerscher
                       ---------------       --------------------------
                                                    (Printed name)

This document was drafted by          Timothy A. Cisler
                             ---------------------------------------------------
                               (Name the individual who drafted the document)

INSTRUCTIONS (Ref. sec. 180.1006 Wis. Stats. for document content)
------------

Submit one original and one exact copy to Dept. of Financial Institutions, P 0 Box 7846, Madison WI, 53707-7846, together with a FILING FEE of $40.00 or more, payable to the department. (If sent by Express or priority U.S. mail, address to 345 W. Washington Ave., 3rd Floor, Madison WI, 53703). This document can be made available in alternate formats upon request to qualifying individuals with disabilities. The original must include an original manual signature, per sec. 180.0120(3)(c), Wis. Stats. Upon filing, the information in this document becomes public and might be used for purposes other than that for which it was originally famished. If you have any questions, please contact the Division of Corporate & Consumer Services at 608-261-7577. Hearing-impaired may call 608-266-8818 for TDY.

DFI/CORP/4i/99)                                                           2 of 3

ARTICLES OF AMENDMENT - Stock, For-Profit Corporation

Timothy A. Cisler
Schober & Ulatowski, S.C.
P.O. Box 1780
Green Bay, WI 54305-1780

Your return address and phone number during the day: (920), 432 - 5355
                                                            ----  ----

INSTRUCTIONS (Continued)
-------------

A. State the name of the corporation (before any change effected by this amendment) and the text of the amendment(s). The text should recite the resolution  adopted  (e.g.,  "Resolved,  that  Article I  of the  articles of incorporation  be amended to  read.....(enter  the  amended  article).  If an amendment provides for an exchange, reclassification or cancellation of issued shares, state the provisions for implementing the amendment if not contained in the amendment itself.

B. Enter the date of adoption of the amendment(s). If there is more than one amendment, identify the date of adoption of each. Mark (X) one of the three choices to indicate the method of adoption of the amendment(s).

   By Board of Directors - Refer to sec. 180.1002 for specific information on the character of amendments that may be adopted by the Board of Directors without shareholder action.

   By Board of Directors and Shareholders - Amendments proposed by the Board of Directors and adopted by shareholder approval. Voting requirements differ with circumstances and provisions in the articles of incorporation. See sec. 180.1003, Wis. Stats., for specific information.

   By Incorporators or Board of Directors - Before issuance of shares - See sec.180.1005, Wis. Stats., for conditions attached to, the adoption of an amendment approved by a vote or consent of less than 2/3rds of the shares subscribed for.

C. Enter the date of execution and the name and title of the person signing the document. The document must be signed by one of the following: An officer of the corporation (or incorporator if directors have not been elected), or a court-appointed receiver, trustee or fiduciary. A director is not empowered to sign.

If the document is executed in Wisconsin, sec. 182.01(3) provides that it shall not be filed unless the name of the person (individual) who drafted it is printed, typewritten or stamped thereon in a legible manner. If the document is not executed in Wisconsin, enter that remark.

FILING. FEE - Minimum fee is $40.00. If the amendment increases the number of authorized shares, provide an additional fee of 1 cent for each newly-authorized share.

DFi/CORP/4i(R5/99)                                                        3 of 3